Exhibit 10.13

Stock Option No.

IDAHO GENERAL MINES, INC.
STOCK OPTION GRANT NOTICE
under the
Idaho General Mines, Inc.
2006 EQUITY INCENTIVE PLAN

Idaho General Mines, Inc. (the “Company”), hereby grants to the Optionholder an option to purchase the number of shares of the Company’s common stock, $0.001 par value per share, (the “Common Stock”), as set forth below (the “Option”).  This Option is granted pursuant to the terms of the Company’s 2006 Equity Incentive Plan (“Equity Plan”), except as modified by this Grant Notice.  This Option is subject to all the terms and conditions as set forth herein and the Stock Option Agreement and the Notice of Exercise, each of which are attached hereto and incorporated herein by reference in their entirety.

Optionholder
Date of grant
Number of Shares Subject to Option
Exercise Price (per share)	$
Total Exercise Price	$
Expiration Date
Vesting Commencement Date

Type of Grant:                      ☐  Incentive Stock Option                 ☐  Nonstatutory Stock Option

Vesting Schedule:               Options shall vest as follows:

Payment:                               By one or a combination of the following items that are checked below (as described in the Stock Option Agreement):

  ☐  By cash or check

  ☐  Pursuant to a Regulation T Program, if the Shares are publicly traded

  ☐  By delivery of already-owned shares, if the Shares are publicly traded

Additional Terms/Acknowledgements:  The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Equity Plan, the Stock Option Agreement and the Notice of Exercise. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Equity Plan and the Stock Option Agreement set forth the entire understanding between Optionholder and the Company regarding the acquisition of Common Stock and supersede all prior oral and written agreements on that subject.

Idaho General Mines, Inc.	Optionholder:

By:______________________________________	______________________________
Signature	Signature
Title:_____________________________________	Date:__________________________
Date:_____________________________________

Attachments:  Stock Option Agreement, Equity Plan and the Notice of Exercise

Exhibit 10.13

ATTACHMENT I

STOCK OPTION AGREEMENT

(attached)

Exhibit 10.13

STOCK OPTION AGREEMENT
(Incentive and Nonstatutory Stock Options)
under the
Idaho General Mines, Inc.
2006 EQUITY INCENTIVE PLAN

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Idaho General Mines, Inc. (the “Company”) has granted you an option under its 2006 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.  Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1.             VESTING.  Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.             NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice will be adjusted from time to time for capitalization adjustments as provided in the Plan.

3.             METHOD OF PAYMENT.  Payment of the exercise price is due in full upon exercise of all or any part of your option.  You may elect to make payment of the exercise price in any manner permitted by your Grant Notice, which may include one or more of the following:

(a)           Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.  This payment method would be in the Company’s sole discretion at the time your option is exercised and would be on condition that, at the time of exercise, the Common Stock is publicly traded and quoted regularly in The Wall Street Journal.

(b)           Payment by delivery of shares of Common Stock owned by you that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise.  This payment method would be on condition that, at the time of exercise, the Common Stock is publicly traded and quoted regularly in The Wall Street Journal.  “Delivery” for these purposes shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company.  Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s Common Stock.

4.             WHOLE SHARES.  You may exercise your option only for whole shares of Common Stock.

5.             SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable

Exhibit 10.13

upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in compliance with such laws and regulations.

6.             TERM.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)           (i) if you were awarded your option by virtue of your service as a Director or Employee, (A) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death if, on the date of termination, you have been an Eligible Recipient for less than one year or (B) one (1) year after the termination of your Continuous Service for any reason other than your Disability or death if, on the date of termination, you have Been an Eligible Recipient for one year or more; and (ii) if you were awarded your option by virtue of your service as a Consultant, three (3) months after the termination of your Continuous Service for any reason other than your Disability or death; in each case, provided that, if during any part of such three (3) month or one (1) year period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date indicated in your Grant Notice or until it shall have been exercisable for an aggregate period of three (3) months (or one (1) year, as applicable) after the termination of your Continuous Service;

(b)           twelve (12) months after the termination of your Continuous Service due to your Disability;

(c)           eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d)           the Expiration Date indicated in your Grant Notice; or

(e)           the tenth (10th) anniversary of the Date of Grant.

If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability.  The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an “incentive stock option” if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

7.             EXERCISE.

(a)           You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate,

Exhibit 10.13

during regular business hours, together with such additional documents as the Company may then require.

(b)           By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement acceptable to the Company providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c)           If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred to you upon exercise of your option.

8.             TRANSFERABILITY.  Your option is not transferable except by will or by the laws of descent and distribution, and is exercisable during your life only by you.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

9.             OPTION NOT A SERVICE CONTRACT.  Your option is not an employment or service contract, and nothing in your option or this Stock Option Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment.  In addition, nothing in your option or this Stock Option Agreement shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

10.          WITHHOLDING OBLIGATIONS.

(a)           At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

(b)           Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

(c)           You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied.  Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock.

Exhibit 10.13

11.          NOTICES.  Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12.          GOVERNING PLAN DOCUMENT.  Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

14.          STOCKHOLDER RIGHTS.  You will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock of the Company with respect to your option unless and until you have satisfied all requirements for exercise of your option.

[remainder of page intentionally left blank]

Exhibit 10.13

ATTACHMENT II

2006 EQUITY INCENTIVE PLAN

(attached)

ATTACHMENT III

IDAHO GENERAL MINES, INC.

NOTICE OF EXERCISE
OF
STOCK OPTION

TO:         Idaho General Mines, Inc. (the “Company”)

The undersigned hereby exercises the Stock Option No.             dated                               , granted by the Company pursuant to its 2006 Equity Incentive Plan and related Stock Option Agreement, to purchase                     shares of common stock of the Company (the “Option Shares”) at a price of $                           per share, for a total purchase price of $                     .

Payment method (Choose one or a combination of the following methods).  See Section 3 of your Stock Option Agreement and notify the Company if you wish to pay by other than cash or check since these alternatives may be subject to special conditions or not available under certain circumstances.

☐            Cash or check

☐            By Regulation T Program (“cashless exercise”)

☐            Delivery of already-owned shares

Details:

By this exercise, the undersigned agrees to provide for the payment by the undersigned to the Company (in the manner designated by the Company) of applicable tax withholding obligation, if any, relating to the exercise of the foregoing Option.

_______________________________________	______________________________________
DATE	SIGNATURE

______________________________________
PRINT NAME